UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-226685

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	22-3832302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Clyde Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Equity Incentive Plan (as amended)

(Full title of the plan)

Stephen Snyder

Chief Executive Officer

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey

(Name and address of agent for service)

(732) 873-5133

(Telephone number, including area code, of agent for service)

With copy to:

David S. Song

Mazzeo Song P.C.

444 Madison Avenue - 4th Floor

New York, New York 10022

(212) 599-3077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends the Form S-8 (Registration No. 333-226685) previously filed with the Securities and Exchange Commission on August 8, 2018 (the “Registration Statement”). The Consent of Independent Registered Public Accounting Firm filed as Exhibit 23.1 to the Registration Statement (the “Auditor Consent”) inadvertently omitted the name and conformed signature of the auditor, Grant Thornton LLP. A signed copy of the Auditor Consent had been provided by Grant Thornton LLP, but the conformed signature line was inadvertently omitted from the Auditor Consent when the Registration Statement was filed. This Post-Effective Amendment No. 1 is being filed solely to provide the Auditor Consent with the conformed signature of Grant Thornton LLP.

Except as revised to provide the Auditor Consent with the conformed signature of Grant Thornton LLP, this Post-Effective Amendment No. 1 on Form S-8 is identical to the previously filed Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibits follow the signature page to this registration statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey on August 9, 2018.

Medical Transcription Billing, Corp.

By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq		August 9, 2018
Mahmud Haq	Executive Chairman and Director

/s/ Stephen Snyder		August 9, 2018
Stephen Snyder	Principal Executive Officer and Director

/s/ Bill Korn		August 9, 2018
Bill Korn	(Principal Financial Officer)

/s/ Norman Roth		August 9, 2018
Norman Roth	(Principal Accounting Officer)

*		August 9, 2018
Howard L. Clark, Jr.	Director

*		August 9, 2018
John N. Daly	Director

*		August 9, 2018
Anne Busquet	Director

*		August 9, 2018
Cameron Munter	Director

* By:	/s/ Stephen Snyder
Stephen Snyder
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company dated April 4, 2014 (filed as Exhibit 3.1 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.2	Amended and Restated Certificate of Incorporation of the Company dated June 29, 2016 (filed as Exhibit 3.2 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.3	Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.3 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.4	First Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.4 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.5	Second Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.5 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 18, 2018 (filed as Exhibit 3.6 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.7	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
4.1	Form of stock certificate of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock. (filed as Exhibit 4.2 to Amendment No. 2 to the Company’s Form S-1 on October 19, 2015 and incorporated herein by reference).
4.2	Medical Transcription Billing, Corp. Amended and Restated Equity Incentive Plan (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed on February 7, 2017, and incorporated herein by reference).
4.3	First Amendment to Medical Transcription Billing, Corp. Amended and Restated Equity Incentive Plan (filed as Exhibit 10.16 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
4.4	Form of Restricted Stock Unit Agreement under the 2014 Equity Incentive Plan (filed as Exhibit 10.3 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
4.5	Form of Restricted Stock Award Agreement under the 2014 Equity Incentive Plan (filed as Exhibit 10.12 to the Company’s Form 10-K filed on March 24, 2016 and incorporated herein by reference).
5.1	Opinion of Mazzeo Song P.C., as to the legality of the securities being registered (filed as Exhibit 5.1 to the Company’s Form S-8 filed on August 8, 2018 and incorporated herein by reference).
23.1*	Consent of Grant Thornton LLP.
23.2	Consent of Mazzeo Song P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (filed as Exhibit 24.1 to the Company’s Form S-8 filed on August 8, 2018 and incorporated herein by reference).

*Filed herewith